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                                                FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-75561

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 28, 1999)

                                  SEPRACOR INC.

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                 $300,000,000 PRINCIPAL AMOUNT OF 7% CONVERTIBLE
                        SUBORDINATED DEBENTURES DUE 2005

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                        2,402,402 Shares of Common Stock
                            $0.10 par value per share

         The information in this prospectus supplement concerning the Selling
Securityholders supplements the statements set forth under the caption "Selling
Securityholders" in the prospectus. Capitalized items used and not defined herein shall have the meanings given to them in the prospectus. The information set forth under the caption "Selling Securityholders" in the prospectus is supplemented as follows:

                             SELLING SECURITYHOLDERS

         We originally sold the debentures on December 15, 1998 to Morgan
Stanley Dean Witter and Salomon Smith Barney. These initial purchasers of the debentures have advised us that the debentures were resold in transactions exempt from the registration requirements of the Securities Act to "qualified institutional buyers," defined in Rule 144A of the Securities Act. These subsequent purchasers, or their transferees, pledges, donees or successors, may from time to time offer and sell any or all of the debentures and/or shares of the common stock issuable upon conversion of the debentures pursuant to this prospectus.

         The debentures and the shares of common stock issuable upon conversion of the debentures have been registered pursuant to the registration rights agreement. Pursuant to the registration rights agreement, we are required to file a registration statement with regard to the debentures and the shares of our common stock issuable upon conversion of the debentures and to keep the registration statement effective until the earlier of:

         (1) the sale of all the securities registered pursuant to the registration rights agreement, and



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         (2)      the expiration of the holder period applicable to these
                  securities under Rule 144(k) under the Securities Act or any successor provision.

         The selling securityholders may choose to sell debentures and/or the shares of common stock issuable upon conversion of the debentures from time to time. See "Plan of Distribution."

         The following table sets forth:

         (1) the name of each selling securityholder who has provided us with notice as of the date of this prospectus pursuant to the registration rights agreement of their intent to sell or otherwise dispose of debentures and/or shares of common stock issuable upon conversion of the debentures pursuant to the registration statement,

         (2) the principal amount of the debentures and the number of shares of our common stock issuable upon conversion of the debentures which they may sell from time to time pursuant to the registration statement, and

         (3) the amount of outstanding debentures and our common stock beneficially owned by the selling securityholder prior to the offering, assuming no conversion of the debentures.

         To our knowledge, no selling securityholder nor any of its affiliates had held any position or office with, been employed by or otherwise has had any material relationship with Sepracor or Sepracor's affiliates, during the three years prior to the date of this prospectus.

         A selling securityholder may offer all or some portion of the debentures and shares of the common stock issuable upon conversion of the debentures. Accordingly, no estimate can be given as to the amount or percentage of debentures or our common stock that will be held by the selling securityholders upon termination of sales pursuant to this prospectus. In addition, the selling securityholders identified below may have sold, transferred or disposed of all or a portion of their debentures since the date on which they provided the information regarding their holdings in transactions exempt from the registration requirements of the Securities Act.

         The information contained under the column heading "Shares That May be Sold" assumes conversion of full amount of the debentures held by the holder at the initial rate of $124.875 in principal amount of the debentures per share of the common stock.




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                                                                                                                          SHARES OF
                                                                    AMOUNT OF 7%         AMOUNT OF 7%                      COMMON
                                                                DEBENTURES THAT MAY    DEBENTURES OWNED     SHARES THAT    STOCK
NAME                                                                    BE                  BEFORE           MAY BE      OWNED
                                                                       SOLD                OFFERING            SOLD       BEFORE
                                                                                                                          OFFERING
                                                              --------------------    ----------------     -----------   ----------

Aloha Airlines Non-Pilots Pension Trust ............         $            250,000         $   250,000          2,002            0

Aloha Airlines Pilots Retirement Trust .............                      125,000             125,000          1,001            0

Aloha Airlines Non-Pilots Pension Trust ............                      185,000             185,000          1,481            0

Amoco Corporation Master Trust for Employee Pension Plans                 962,000             962,000          7,703            0

Arkansas Teachers Retirement .......................                    3,605,000           3,605,000         28,868            0

Associated Electric & Gas Services Limited .........                    1,200,000           1,200,000          9,609            0

Baptist Health of South Florida ....................                      368,000             368,000          2,946            0

Bank of America ....................................                      250,000             250,000          2,002            0

Bankroft Convertible Fund, Inc. ....................                    1,000,000           1,000,000          8,008            0

Bear Stearns & Co. .................................                    4,000,000           4,000,000         32,032            0

Boston Museum of Fine Arts .........................                      255,000             255,000          2,042            0

BNP Arbitrage SNC ..................................                       50,000              50,000            400       24,850

CA Public Employees' Retirement System .............                    4,000,000           4,000,000         32,032            0

Castle Convertible Fund, Inc. ......................                      250,000             250,000          2,002            0

C&H Sugar Company, Inc. ............................                      300,000             300,000          2,402            0

Capital Market Transactions Inc. ...................                    4,000,000           4,000,000         32,032            0

Chrysler Corporation Master Retirement                                  5,665,000           5,665,000         45,365            0
Trust ..............................................

Declaration of Trust for the Defined Benefit Plans of ICI               1,050,000           1,050,000          8,408            0
American Holdings Inc. .............................

Declaration of Trust for the Defined Benefit Plans of                     710,000             710,000          5,685            0
Zeneca Holdings Inc.  ..............................

Delaware PERS ......................................                    1,575,000           1,575,000         12,612            0

Delaware State Employees' Retirement Fund ..........                    1,430,000           1,430,000         11,451            0

Delta Air Lines Master Trust .......................                    2,495,000           2,495,000         19,979            0

Deutsch Bank Securities ............................                   24,000,000          24,000,000        192,192            0

Dunham & Associates III ............................                      216,000             216,000          1,729            0

Ellsworth Convertible Growth and Income Fund, Inc. .                    1,000,000           1,000,000          8,008            0


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
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
Engineers Joint Pension Fund .......................                      694,000             694,000          5,557            0

Greyhound Lines ....................................                      100,000             100,000            800            0

Hamilton Partners Limited ..........................                    2,000,000           2,000,000         16,016            0

Hawaiian Airlines Employees Pension Plan - IAM .....                      200,000             200,000          1,601            0

Hawaiian Airlines Pension Plan for Salaried Employees                      50,000              50,000            400            0

Hawaiian Airlines Pilots Retirement Plan ...........                      275,000             275,000          2,202            0

Highbridge Capital Corporation .....................                    7,000,000           7,000,000         56,056            0

Hotel Union & Hotel Industry of Hawaii .............                      290,000             290,000          2,322            0

ICI American Holdings Trust ........................                      680,000             680,000          5,445            0

Island Holdings ....................................                       20,000              20,000            160            0

Jackson Investment Fund Ltd. .......................                    2,000,000           2,000,000         16,016            0

Jeffries & Company Inc. ............................                        8,000               8,000             64            0

J.M. Hull Associates, L.P. .........................                      250,000             250,000          2,002            0

Julius Baer Securities .............................                      675,000             675,000          5,405            0

J.W. McConnell Family Foundation ...................                      400,000             400,000          3,203            0

Kapiolani Health ...................................                       50,000              50,000            400            0

Kapiolani Medical Center ...........................                      400,000             400,000          3,203            0

LDG Limited ........................................                      250,000             250,000          2,002            0

Lincoln National Convertible Securities
  Fund .............................................                    1,500,000           1,500,000         12,012            0

Lipper Convertibles L.P. ...........................                    2,000,000           2,000,000         16,016            0

Lipper Convertibles Series II, L.P. ................                    3,000,000           3,000,000         24,024            0

Lipper Offshore Convertibles, L.P. .................                    3,000,000           3,000,000         24,024            0

Mag & Co., as Nominee for Fidelity Financial Trust:
  Fidelity Convertible Securities (1)  .............                   11,000,000          11,000,000         88,088            0

MainStay Convertible Fund ..........................                    3,000,000           3,000,000         24,024          500

Major League Baseball ..............................                    2,700,000           2,700,000         21,621            0

Minnesota Power Inc. ...............................                    2,000,000           2,000,000         16,016            0

Morgan Stanley Dean Witter .........................                   30,000,000          30,000,000        240,240            0

Motion Picture Industry Health Plan-Active Member Fund                    645,000             645,000          5,165            0



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
Motion Picture Industry Health Plan-Retiree Member Fund                   330,000             330,000          2,642            0

Museum of Fine Arts, Boston ........................                       51,000              51,000            408            0

Nalco Chemical Company .............................                      350,000             350,000          2,802            0

New Hampshire Retirement System ....................                      305,000             305,000          2,442            0

Nicholas Applegate Convertible Fund ................                    6,920,000           6,920,000         55,415            0

OCM Convertible Limited Partnership ................                      165,000             165,000          1,321            0

OCM Convertible Trust ..............................                    2,910,000           2,910,000         23,303            0

Paloma Securities LLC ..............................                      250,000             250,000          2,002            0

Parker-Hannifin Corporation ........................                       64,000              64,000            512            0

Paloma Strategic Securities Limited ................                      250,000             250,000          2,002            0

Partner Reinsurance Company Ltd. ...................                      640,000             640,000          5,125            0

Pell Rudman Trust Co., N.A. ........................                    1,375,000           1,375,000         11,011            0

Pepperdine University PoolA#1 ......................                       95,000              95,000            760            0

Physicians Life ....................................                      640,000             640,000          5,125            0

Putnam Balanced Retirement Fund ....................                      144,000             144,000          1,153            0

Putnam Convertible Income-Growth Trust .............                    7,250,000           7,250,000         58,058            0

Putnam Convertible Opportunities and Income Trust ..                      147,000             147,000          1,177            0

Putnam High Income Convertible and Bond Fund .......                      750,000             750,000          6,006            0

Queens Health Plan .................................                       80,000              80,000            640            0

Raytheon Company Master Pension Trust ..............                    2,660,000           2,660,000         21,301            0

Rhone-Poulenc Rorer Pension Plan ...................                       23,000              23,000            184            0

Sage Capital .......................................                    1,600,000           1,600,000         12,812            0

Salomon Smith Barney ...............................                      806,000             806,000          6,454            0

San Diego City Retirement ..........................                    1,942,000           1,942,000         15,551            0

S.G. Cowen Securities Corporation ..................                    3,000,000           3,000,000         24,024            0

San Diego County Convertible .......................                    5,649,000           5,649,000         45,237            0

Southern Farm Bureau Life Insurance - -                                   875,000             875,000          7,007            0
FRIC ...............................................

Starvest Combined Portfolio ........................                      250,000             250,000          2,002            0

Starvest Managed Portfolio .........................                      145,000             145,000          1,161            0


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
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
State Employees' Retirement Fund of the State of Delaware               1,985,000           1,985,000         15,895            0

State of Connecticut Combined Investment Funds .....                    6,810,000           6,810,000         54,534            0

State of Oregon Equity .............................                    7,875,000           7,875,000         63,063            0

Summers Hill Global Partners L.P. ..................                      125,000             125,000          1,001            0

TQA Arbitrage Fund, L.P. ...........................                    1,150,000           1,150,000          9,209            0

TQA Leverage Fund, L.P. ............................                    1,800,000           1,800,000         14,414            0

TQA Vantage Fund, Ltd. .............................                    4,200,000           4,200,000         33,633            0

TQA Vantage Plus Fund, Ltd. ........................                      500,000             500,000          4,004            0

Tracor Inc., Employee Retirement Plan ..............                      145,000             145,000          1,161            0

Transamerica Insurance Corporation of California ...                    3,000,000           3,000,000         24,024            0

Transamerica Life Insurance & Annuity Company ......                   12,000,000          12,000,000         96,096            0

University of Rochester ............................                       49,000              49,000            392            0

Vanguard Convertible Securities Fund, Inc. .........                    4,120,000           4,120,000         32,992            0

Viacom Pension Plan Master Trust ...................                       50,000              50,000            400            0

Wake Forest University .............................                    1,515,000           1,515,000         12,132            0

Zeneca Holdings Trust ..............................                      680,000             680,000          5,445            0

Unknown (2) ........................................                   81,202,000          81,202,000        650,267           --



(1) The entity is either an investment company or portfolio of an investment company registered under Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company, or FMR Co. FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment industry advisory services to each of the Fidelity entities identified above, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. owns 10.34% of Sepracor's outstanding common stock. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation.

(2) The name "Unknown" represents the remaining selling securityholders. We are unable to provide the names of these securityholders because certain of the debentures are currently evidenced by a global debenture which has been deposited with DTC and registered in the name of Cede & Co. as DTC's nominee.




         The date of this Prospectus Supplement is August 10, 1999.